BY-LAWS
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                                       OF
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                           MICROSOURCEONLINE.COM INC.
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                                   ARTICLE ONE
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                                  CAPITAL STOCK
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Section 1: Share certificates, as approved by the Board of Directors, shall be
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issued to shareholders specifying the name of the owner, number of shares, and date of issue. Each certificate shall be signed by the President and Secretary with the corporate seal affixed thereon. Each certificate shall be numbered in the order in which it is issued.


Section 2: Each shareholder shall be entitled to one vote per share of common
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stock, unless otherwise stated in Articles of Incorporation.


Section 3: Transfer of shares of Stock shall be in the transfer ledger of the
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corporation. Such transfers shall be done in person or by power of attorney.
Transfers shall he completed on the surrender of the old certificate, duly assigned.


                                   ARTICLE TWO
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                              SHAREHOLDERS' MEETING
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Section 1: The annual meeting of the shareholders of the Corporation shall be
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held on the 1ST day in the month of JUNE, in each year, at the hour of 10:00
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o'clock A.m. or such other time or day within such month as shall be fixed by
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the Board of Directors.


Section 2: Special meetings of the shareholders may be called for any purpose,
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unless otherwise prescribed by statute, at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of not less than ten percent (10%) of all shares of the Corporation then outstanding entitled to vote, so long as such written request is signed by all shareholders mentioned herein, describes the purpose or proposes for which it is to be held and is delivered to the Corporation.








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Section 3: The Board of Directors may designate any place, either within or
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without the State of DELAWARE, as the place of meeting for any annual or for any
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special meeting called by the Board of Directors. If no designation is made, or if a special meeting he otherwise called, the place of meeting shall be the principal office of the Corporation.


Section 4: Written notice of each meeting of shareholders, whether annual or
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special, stating the time, date, hour of the meeting and place where it is to be held, and in the case of a special meeting, the purpose or purposes for which meeting is called, shall, unless otherwise prescribed by law, be served either personally or by ordinary mail by or at the direction of the President or Secretary, or the officer or other person or persons calling the meeting, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting; and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.


Section 5: If less than a majority of the outstanding shares entitled to vote
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are represented at a shareholders' meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or presented, any business may be transacted which was outlined in the original notice for the meeting.


Section 6: (A) Except as otherwise provided by statute or by the Articles of
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Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.


          (B) Except as otherwise provided buy the statute or by the Articles of Incorporation, at each meeting of shareholders, each outstanding share of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation on each matter voted on a such shareholders' meeting.


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




(C) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so in person or by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his duly authorized attorney-in-fact which is sent to the Secretary or other officer or agent of the Corporation authorized to tabulate votes.


                                   ARTICLE III
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                               BOARD OF DIRECTORS
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Section 1: (A) The number of the directors of the Corporation shall be ( 1 )
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unless and until otherwise determined by vote of a majority of the entire Board of Directors.
          (B) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.
          (C) Each director shall hold office until the next annual meeting of the shareholders, and until his successor is elected and qualified, or until his prior death, resignation or removal.


Section 2: The business and affairs of the Corporation shall be managed by the
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Board of Directors.


Section 3: A regular annual meeting of the Board of Directors shall be held
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without any other notice than this By-Law, immediately following and at the same place as the annual meeting of the shareholders at the place of such annual meeting of shareholders.


Section 4: (A) Special meetings of the Board of Directors may be called by or at
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the request of the president or by one of the directors, or by any other officer or individual so specified by the Board, at such time and place as may be specified in the respective notices or waivers of notice thereof.




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          (B)  The person or persons authorized to call such special meeting may fix any designated place, as the place for holding any such special meeting called by them.
          (C) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or ususal place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him such place by telegram or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held.
          (D)  Any Director may waive notice of any meeting.


Section 5: At all meetings of the Board of Directors the Chairperson of the
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Board, if any and if present, shall preside. If there shall be no Chairperson, or he shall be absent, then the President shall preside, and in his absence, a Chairperson chosen by the Directors shall preside.


Section 6: A majority of the number of Directors shall constitute a quorum for
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the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.


Section 7: (A) At all meetings of Board of Directors, each director present
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shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.
          (B) If a quorum is present when a vote is taken the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of Directors.


Section 8: Unless the Articles of Incorporation of the Corporation or these
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By-Laws provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from any increase in the number of Directors:

          (i)    the shareholders may fill the vacancy;
          (ii)   the Board of Directors may fill the vacancy; or
          (iii) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.


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Section 9: Any director may resign at any time by delivering written notice to
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the Corporation. A resignation is effective when the notice is delivered unless the notice specified a later effective date.


Section 10: Any director may be removed with or without cause at any time by the
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shareholders of the Corporation at a special meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.


                                   ARTICLE IV
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                                    OFFICERS
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Section 1: (A) The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers, including a Chairperson of the Board, as the Board from time to time may deem necessary, each of which is elected by the Board of Directors. Any officer need not be a Director or shareholder of the Corporation. Any two or more offices may be held by the same person.


          (B) The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board following each annual meeting of shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be possible.


          (C) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his/her election, and until his/her successor shall have been duly elected and shall have been qualified, or until his/her death, resignation or removal.


Section 2: Any officer may resign at any time by delivering written notice of
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such resignation to the Corporation. Such resignation shall become effective when delivered to the Corporation, unless such resignation specifies a later effective date.

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Section 3: The Board of Directors may remove any officer at any time with or
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without cause.


Section 4: A vacancy in any office by reason of death, resignation, inability to
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act, disqualification, or otherwise, may at any time be filled for the unexpired portion of the term by the Board of Directors.


Section 5: Each officer has the authority and shall perform the duties set forth
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in these Bylaws, and to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by the direction of an officer or officers authorized by the Board of Directors to prescribe the duties of officers.


                                    ARTICLE V
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                                CORPORATE SHARES
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Section 1: (A) The Board of Directors may authorize the Corporation to issue
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some or all of its shares with or without certificates. The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairperson of the Board or the President or a Vice-President, and (ii) the Secretary or any Assistant Secretary, and may bear the corporate seal or a facsimile thereof. The signatures of such Officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of is employees and such certificates shall remain valid if the person who signed such certificate no longer holds office when the certificate is issued. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


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     B)   No certificate, if any, representing shares shall be issue until the full amount of consideration therefor has been paid, except as otherwise permitted by law.


Section 2: The Board of Directors may direct a new certificate or certificates
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to be issued in place of any certificate or certificates theretofore issued by this Corporation alleged to have been lost, stolen or destroyed upon making an affidavit of that fact by the owner claiming the certificate or shares to be lost, stolen or destroyed.


Section 3: The Corporation shall prepare an alphabetical list of the names of
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all shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, (and within each voting group by class or series of shares), and show the address of and number of shares held by each shareholder. Such shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, and any adjournment thereof at the Corporation's principal office or a place identified as to where the meeting will be held. A shareholder, his agent or attorney may, on written demand submitted to the Corporation inspect and copy such list during regular business hours and at his expense, during the period it is available for inspection.


                                   ARTICLE VI
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                                    DIVIDEND
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          Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine so long as the Corporation is able to pay its debts as they become due in the usual course of business and the Corporation's total assets exceed its liabilities once such dividend has been declared and paid.


                                   ARTICLE VII
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                                   FISCAL YEAR
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          The fiscal year of the Corporation shall be fixed, and altered if necessary, by the Board of Directors from time to time, subject to applicable law.


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                                  ARTICLE VIII
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                                 CORPORATE SEAL
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          The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


                                   ARTICLE IX
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                                WAIVER OF NOTICE
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          Whenever any notice is required to be given to any shareholder or
Director of the Corporation under these By-Laws or under the law, a waiver thereof in writing signed by the person or persons entitled to such notice. whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                    ARTICLE X
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                                   AMENDMENTS
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Section 1 - By Shareholders: All By-Laws of the Corporation shall be subject to
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amendment or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these By-Laws may also be amended or repealed by the Board of Directors.


Section 2 - By Directors: The Board of Directors shall have power to make,
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adopt, alter, amend and speak, from time to time, By-Laws of the Corporation:
provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal by the shareholders or to amend or repeal a particular By-Law which the shareholders stated, when passing such By-Law, was not subject to amendment or repeal by the Board of Directors.


                                   ARTICLE XI
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                                      OTHER
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               (You may add additional provisions in this section)

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     (b)  to receive for deposit to the credit of the Corporation, and/or for collection for the account of the Corporation, and any all checks, drafts, notes or other instruments for the payment of money, whether or not endorsed by the Corporation; which may be received by it for such deposit and/or collection, it being understood that each item shall be deemed to have been unqualifiedly endorsed by the Corporation, and


     (c) to receive, as the act of the Corporation, reconcilement of accounts when signed by any one or more of the above designated officers, or their appointees; and that the Bank may rely upon authority conferred by this entire resolution until the receipt by the Bank of a certified copy of a resolution of the Board of Directors of the Corporation revoking or modifying the same.


     The President (or other named officer) recommended that __________________, certified public accountants, be retained as the Corporation's accountants. Upon motion duly made, seconded, and unanimously adopted, the President (or other named officer) was authorized to retain said accounting firm to serve during the pleasure of the Board of Directors. The President (or other named officer) stated that ___________________ had recommended that the Corporation adopt the calendar year as its fiscal year. Upon motion duly made and seconded, the following resolution was unanimously adopted:


     RESOLVED, that the fiscal year of the Corporation shall be from January 1 to December 31 in each year.


     The Treasurer reported that the fees and expenses involved in the incorporation and organization of the Corporation other than for the service of ______________________, amounted to $_________________. Upon motion duly made and seconded, the following resolution was unanimously adopted:_________________
______________________________________________________________________________.







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